Exhibit 5.1

[Goodwin Procter LLP Letterhead]

February 25, 2021

Easterly Government Properties, Inc.

2101 L Street NW, Suite 650

Washington, D.C. 20037

Re:Securities Registered under Registration Statement on Form S-3

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-3  (as amended or supplemented, the “Registration Statement”) filed on February 25, 2021 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offering by Easterly Government Properties, Inc., a Maryland corporation (the “Company”), of any combination of securities of the types specified therein.  The Registration Statement became effective upon filing with the Commission on February 25, 2021.  Reference is made to our opinion letter dated February 25, 2021 and included as Exhibit 5.1 to the Registration Statement.  We are delivering this supplemental opinion letter in connection with the prospectus supplement (the “Prospectus Supplement”) filed on February 25, 2021 by the Company with the Commission pursuant to Rule 424 under the Securities Act.  The Prospectus Supplement relates to the offering by the Company of up to $132,431,321 in shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), covered by the Registration Statement. The Shares are being offered and sold pursuant to (i) equity distribution agreements by and among the Company, Easterly Government Properties LP, a Delaware limited partnership, and each of Citigroup Global Markets Inc., BMO Capital Markets Corp., BTIG, LLC, Capital One Securities, Inc., Jefferies LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Truist Securities, Inc. (f/k/a SunTrust Robinson Humphrey, Inc.) and Wells Fargo Securities, LLC, each as a sales agent and/or principal, each of Citigroup Global Markets Inc., BMO Capital Markets Corp., Jefferies LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC, each as a forward seller, and each of Citibank N.A., Bank of Montreal, Jefferies LLC, Raymond James & Associates, Inc., Royal Bank of Canada, Truist Bank and Wells Fargo Bank, National Association, each as a forward purchaser (the “Equity Distribution Agreements”) and (ii) master forward confirmations by and between the Company and each of Citibank N.A., Bank of Montreal, Jefferies LLC, Raymond James & Associates, Inc., Royal Bank of Canada and Wells Fargo Bank, National Association (the “Master Forward Confirmations”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion set forth below.  We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on certificates of officers of the Company.

Easterly Government Properties, Inc.

February 25, 2021

For purposes of the opinion set forth below, we have assumed that the Shares are issued for a price per share equal to or greater than the minimum price authorized by the Company’s board of directors prior to the date hereof (the “Minimum Price”) and that no event occurs that causes the number of authorized shares of Common Stock available for issuance by the Company to be less than the number of then unissued Shares that may be issued for the Minimum Price.

The opinion set forth below is limited to the Maryland General Corporation Law.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Equity Distribution Agreements and the Master Forward Confirmations (and related supplemental confirmations), as applicable, and in exchange for a price per share equal to or greater than the Minimum Price (or, in the case of the Master Forward Confirmations (and related supplemental confirmations), in net share settlement thereof), will be validly issued, fully paid and nonassessable.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated February 25, 2021 (the “Current Report”), which is incorporated by reference into the Registration Statement and to references to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP